UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

Nemus Bioscience, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626
(Address of principal effective offices)      (Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2015, the Compensation Committee of the Board of Directors of Nemus Bioscience, Inc. (the “Company”) after taking into consideration the Company’s goals and objectives, resolved to make no increases in salaries or bonus payments to any of the Company’s named executive officers. In the course of carrying out its duties, the Compensation Committee, engaged an outside third party independent compensation expert for insight and guidance and after receiving such and discussing and considering the competitive market for equity incentives of similarly situated companies, approved the following restricted stock award grants under the Company’s 2014 Omnibus Incentive Plan for the following named executive officers: 375,000 restricted stock awards to Dr. Brian S. Murphy and 350,000 restricted stock awards to Elizabeth M. Berecz. Each of the restricted stock awards to Dr. Murphy and Ms. Berecz provide for a three-year cliff vesting term. Dr. Murphy’s and Ms. Berecz’s form of restricted stock award agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01      Financial Statement and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	Form of restricted stock award agreement for Dr. Murphy and Ms. Berecz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: October 22, 2015	By:	/s/Elizabeth Berecz
Elizabeth Berecz Chief Financial Officer

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